SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

Highlands Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33681	20-8924044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Paragon Drive, Suite 125, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 573-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01.                                Other Events.

On September 25, 2009, Highlands Acquisition Corp. (the “Company”) issued a press release announcing that the Board of Directors of the Company had approved a plan of liquidation (the “Plan of Liquidation”).  A copy of the form of Plan of Liquidation is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.  As of the close of business on October 2, 2009, the Company’s share transfer books will close and the NYSE Amex will suspend trading.  Since the Company will not consummate a business combination by October 3, 2009, the time frame required by its amended and restated certificate of incorporation and the terms of its initial public offering, the Company’s existence will terminate and the Company has adopted the Plan of Liquidation in accordance with its amended and restated certificate of incorporation and applicable Delaware law.

The Company expects to distribute the amounts held in its trust account, which consist of proceeds from the Company’s initial public offering, together with the deferred portion of the underwriters’ discount and commission and unexpended interest (net of applicable taxes and reserves for contingent liabilities).  Liquidating distributions will be made to holders of shares of the Company’s common stock issued in the Company’s initial public offering payable upon presentation of certificates evidencing shares of the Company’s common stock.  Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company.  The liquidating distribution is expected to be approximately $9.85 per share.  In addition, if and when received by the Company, stockholders will receive their proportionate share of any federal tax refund claimed by the Company in the Company’s 2009 federal income tax return.  No payments will be made with respect to any of the Company’s outstanding warrants or shares of common stock that were issued prior to the Company’s initial public offering.

The Company will deregister its securities under the Securities and Exchange Act of 1934, as amended, and delist its shares on the NYSE Amex.  As a result, the Company will no longer be a public reporting company and its securities will cease trading on the NYSE Amex as of the close of business on October 2, 2009.

The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Form of Plan of Liquidation of Highlands Acquisition Corp.
99.1	Press Release dated September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009

HIGHLANDS ACQUISITION CORP.
By: /s/ Philip A. Baratelli Name: Philip A. Baratelli Title: Chief Financial Officer

Exhibit Index

Number	Exhibit
2.1	Form of Plan of Liquidation of Highlands Acquisition Corp.
99.1	Press Release dated September 25, 2009.